EXHIBIT 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-104308) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended, the Registration Statement (Form S-3 No. 333-91986) pertaining to the registration of 6,857,436 shares of common stock of PhotoWorks, Inc., and in the related Prospectus, the Registration Statement (Form S-8 Number 333-61048) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended and the PhotoWorks, Inc. Individual Nonqualified Option Agreements, the Registration Statement (Form S-8 Number 333-37698) pertaining to PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, the Registration Statement (Form S-8 Number 333-95277) pertaining to the PhotoWorks, Inc. 1999 Employee Stock Option Plan, the Registration Statement (Form S-8 Number 33-24107) pertaining to the PhotoWorks, Inc. Incentive Stock Option Plan, the Registration Statement (Form S-8 Number 33-36020) pertaining to the PhotoWorks, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 Number 33-69530) pertaining to the PhotoWorks, Inc. 1993 Employee Stock Purchase Plan, and the Registration Statements (Form S-8 Number 33-81332 and 333-02431) pertaining to the PhotoWorks, Inc. Amended and Restated Incentive Stock Option Plan and the Amended and Restated 1987 Stock Option Plan, of our report dated November 7, 2003, with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. included in this Annual Report (Form 10-K) for the year ended September 27, 2003.

                                                       /S/ ERNST & YOUNG LLP

Seattle, Washington
December 22, 2003